                                                                   EXHIBIT 10.16

          AMENDMENT NO. 2 TO WARRANT AGREEMENT dated as of March 30, 1995 among Associated Holdings, Inc., a Delaware corporation (the "Issuer"), Chase
                                                        ------
Manhattan Investment Holdings, Inc., Whirlpool Financial Corporation, The Long-Term Credit Bank of Japan, Ltd., Chicago Branch, The Provident Bank and Arab Banking Corporation (B.S.C.) (collectively, the "Holders"), and Associated
                                                      -------
Stationers, Inc., a Delaware corporation (the "Operating Company").
                                               -----------------

          WHEREAS, the Issuer has made a tender offer for the shares of, and has agreed following consummation of the tender offer to merge into, United Stationers Inc. (the "Merger"), and the Operating Company has agreed to merge
                      ------
into a wholly-owned subsidiary of United Stationers Inc.;

          WHEREAS, in connection therewith the Loans (as defined in the Warrant Agreement referred to below) will be refinanced by loans under other credit agreements;

          WHEREAS, in connection with the foregoing, the Issuer and the Operating Company have requested, and the Holders are willing, to amend the Warrant Agreement dated as of January 31, 1992 among the Issuer, the Holders, and the Operating Company (as heretofore amended, the "Warrant Agreement");
                                                       -----------------

          NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1.  Definitions.  Terms used but not defined herein shall have
                      -----------
the respective meanings assigned to such terms in the Warrant Agreement as amended herby.

          Section 2.  Amendments.  The Warrant Agreement shall be amended as
                      ----------
follows:

          2.00. The preamble to the Warrant Agreement shall be amended by deleting therefrom the parenthetical language beginning in the fourth line thereof.

          2.01. The definitions in Section 1 of the Warrant Agreement shall be amended as follows:

          (a) The definitions of "Annual Management Fees", "Monitoring Costs", "Monthly Management Fees" and "Sponsor Management Fees" shall be deleted.

          (b) The following definitions shall be added in their appropriate places:

          "Change of Control" shall have the meaning set forth in the Credit
           -----------------
Agreement.

          "Class A Common Stock" shall have the meaning assigned to such term in
           --------------------
Section 3.07 and shall include the Common Stock, $.10 par value, of United.

          "Class B Common Stock" shall have the meaning assigned to such term in
           --------------------
Section 3.07 and shall include the Nonvoting Common Stock, $.01 par value, of United.

          "Credit Agreement" shall mean the Credit Agreement dated as of
           ----------------
March 30, 1995 among the Operating Company, the Issuer, the lenders signatory thereto and The Chase Manhattan Bank (National Association) as Agent, together with any amendments, modifications or supplements thereto or replacements or refinancings thereof except as otherwise indicated.

          "Senior Subordinated Credit Agreement" shall have the meaning set
           ------------------------------------
forth in the Credit Agreement.

          "Senior Subordinated Lenders" shall have the meaning set forth in the
           ---------------------------
Credit Agreement.

          "United" shall mean United Stationers Inc.
           ------

          (c) The following definitions shall be amended as follows:

          The phrase "but shall not include Options" shall be added at the end of the definitions of "Convertible Securities".

          The phrase "and following the merger shall include United Stationers Supply Co." shall be added at the end of the definition of "Operating Company".

          The phrase "including the Common Stock, $.10 par value, and the Nonvoting Common Stock, $.01 par value, of United" shall be added at the end of the first sentence of the definition of "Common Stock".

          The phrase "and following the Merger shall include United" shall be added at the end of the definition of "Issuer".

          The phrase "after March 29, 1995" shall be added after the words "Common Stock" on the second line of the definition of "Qualified Public Offering".

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                                                                               3

          The phrase "under the definition of 'Subsidiary'" is deleted from the fifth and sixth lines of the definition of "Subsidiary".

          2.02. Section 7.02(b) of the Warrant Agreement is amended to read in its entirety as follows:

          "(b) If Issuer is prohibited from purchasing all Warrants and Warrant Stock put to it pursuant to a Put Notice because (i) a default is then existing under the provisions of the Credit Agreement or the Senior Subordinated Credit Agreement, or (ii) such purchase would result in any default under the Credit Agreement or the Senior Subordinated Credit Agreement (the defaults described in clauses (i) and (ii) being herein referred to as "Defaults"), or (iii)
                                                     --------
neither the Operating Company nor Issuer has sufficient funds legally available therefor under Delaware corporate law, then Issuer shall give notice (a "Put
                                                                         ---
Response Notice") to each Holder which has delivered such Put Notice of (x) the
- ---------------
reason that it is unable to purchase all Warrants and Warrant Stock put to it pursuant to a Put Notice, including (1) if due to a deficiency, the computation thereof, and/or (2) if due to a Default, the nature of the covenants which have been or would be breached and if such provisions are financial covenants, a computation of the amounts or ratios setting forth the deficiencies with respect to such covenants, and (y) the aggregate amount of such Warrants and Warrant Stock, if any, which it will be able to purchase, which Put Response Notice shall be delivered within five days of the determination of Fair Market Value and shall be given together with the notice of the Put Closing Date, if any, given by Issuer pursuant to the first sentence of Section 7.02(a). Each such
                                                  ---------------
Holder shall have the right to withdraw its Put Notice by delivering a notice (a "Put Withdrawal Notice") to Issuer at any time prior to the Put Closing Date or
 ---------------------
if none is set in the Put Response Notice, prior to the last day on which a Put Closing could occur pursuant to the first sentence of Section 7.02(a). If any
                                                      ---------------
such Holders have not timely delivered Put Withdrawal Notices, unless prohibited by a Default which has not been waived, Issuer thereupon shall purchase from such Holders the aggregate amount of Warrants and Warrant Stock, if any, it may purchase on such date with funds legally available under Delaware corporate law for such purpose. Such purchase shall be allocated among the Holders which have not timely delivered Put Withdrawal Notices pro rata, based on the ratio of the
                                            --- ----
number of shares of Warrant Stock put to Issuer (including Warrant Stock issuable upon the exercise of Warrants put to Issuer) by each such Holder to the number of shares of Warrant Stock put to Issuer (including Warrant Stock issuable upon the exercise of Warrants put to Issuer) by all such Holders.

          If Issuer is prohibited from purchasing any Warrants and/or Warrant Stock upon the exercise by a Holder of a Put Right for any of the reasons described in the first sentence of this Section 7.02(b), then Issuer shall
                                             ---------------
     use its best efforts to increase its legally available funds under Delaware law to an amount sufficient to enable it to purchase legally all Warrants and Warrant Stock put to it pursuant to a Put Notice and to obtain relief from the Defaults in order to enable it to make the required payments, including through effecting a Financing, obtaining the requisite consent under the Credit Agreement or the Senior Subordinated Credit Agreement or otherwise, in each case, as soon as possible."


          2.03. Section 7.02(e) of the Warrant Agreement is amended to read in its entirety as follows:

          "(e) Each Holder agrees, for the benefit of the Lenders and the Senior Subordinated Lenders, that any Accruing Liability shall be subordinated in right of payment to the prior payment in full of all the Loans and the Subordinated Loans (as defined in the Credit Agreement) and that no payment shall be made in respect of the principal of or interest on the Accruing Liability until the earliest to occur of: (i) the date on which the Loans and the Subordinated Loans have been fully paid; (ii) the date on which the requisite consent of the Lenders and the Senior Subordinated Lenders and/or the respective Agents under the Credit Agreement and the Senior Subordinated Credit Agreement to such payment has been given; and (iii) the first date on which such payment is permitted under this Agreement."

          2.04. Paragraph (a) of Section 8.02 of the Warrant Agreement is amended to read in its entirety as follows:

          "8.02 Look Back Events.
                ----------------

          (a) If, within the 12-month period (a "Look-Back Period") following
                                                 ----------------
     each date on which the Holders (each, a "Look-Back Holder") shall have sold
                                              ----------------
     Warrants or Warrant Stock to Issuer pursuant to Section 8.01 (the "Prior
                                                     ------------       -----
     Sale"), Issuer, the Subsidiaries, or Wingate, Cumberland or Good or their
     ----
     Subsidiaries, Affiliates (but excluding any limited partners of Wingate as such) or associates (as defined in the Exchange Act) shall have entered into any contract, arrangement or understanding relating to a Look Back Event, then upon occurrence of such Look Back Event Issuer shall forthwith pay to each Look Back Holder, by wire transfer in immediately available funds:"

               2.05. Clause (i) of paragraph (a) of Section 8.02 of the Warrant Agreement is amended by adding the words "by such Look Back Holder" after the word "Sale" in the fifth line thereof.

               2.06. Clause (iii) of paragraph (b) of Section 8.02 of the Warrant Agreement is amended by adding the words "without duplication" after the "sum" in the fourth line thereof.

               2.07. Clause (iv) of paragraph (b) of Section 8.02 of the Warrant Agreement is amended by adding the words "but not the expiration or termination of options or warrants in accordance with their respective terms" at the end of subclause (A) and by adding the words "other than as a result of the exercise of registration rights" at the end of subclause (B) thereof.

               2.08. Sections 9.01(a) and 9.01(d) of the Warrant Agreement are amended to read in their entirety as follows:

               "(a) Notwithstanding anything herein to the contrary, but subject to the provisions of Section 9.01(b), if Wingate, Cumberland, Boise
                          ---------------
     Cascade, Good Capital or any of their subsidiaries, Affiliates (but excluding any limited partners of Wingate as such) or associates (as defined under the Exchange Act) (other than pursuant to an underwritten public offering or in an ordinary brokerage transaction under Rule 144) proposes, in a single transaction or a series of related transactions, to sell, dispose of or otherwise transfer, directly or indirectly, any shares of Common Stock then outstanding in any manner, other than (i) the Employee Shares, (ii) pursuant to a registration statement filed pursuant to the Securities Act in which the Holders may participate pursuant to the terms of the Registration Rights Agreement, or (iii) in an ordinary brokerage transaction pursuant to Rule 144 (each, a "Tag-Along Sale"), then Issuer
                                                --------------
     shall cause such Stockholder (the "Selling Stockholder") to refrain from
                                        -------------------
     effecting such transaction unless, prior to the consummation thereof, the Holders shall have been afforded the opportunity to join in such transfer as provided in Section 9.02 (it being understood that such Holders shall
                    ------------
     pay their own expenses in connection therewith)."

               "(d) As a condition to the validity of any sale, disposition or other transfer of any Common Stock by any of the Persons who have executed and delivered Joinder

     Agreements pursuant to Section 9.01(c) or this Section 9.01(d) to any
                            ---------------         ---------------
     subsidiary, Affiliate or associate other than pursuant to an underwritten public offering or in an ordinary brokerage transaction under Rule 144, the transferee thereof shall execute and deliver to Issuer and each Holder a Joinder Agreement."

          2.10. Section 12.04 is amended by adding at the end thereof the words "and the Senior Subordinated Credit Agreement".

          2.11. Section 12.05 is amended to read in its entirety as follows:

          "12.05 Transactions with Affiliates. Except as expressly permitted by
                 ----------------------------
     this Agreement, Issuer shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate); provided,
                                                                 --------
     however, that (i) any Affiliate who is an individual may serve as an
     -------
     officer or employee of Issuer or its Subsidiaries and receive reasonable compensation for his or her services in such capacity, and (ii) Issuer and its Subsidiaries may enter into transaction providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to Issuer and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Third Party; or (e) pay to Wingate, Cumberland or any of their respective Affiliates any management, consultant, financial advisor, director or similar fees ("Sponsor Management Fees"), except as permitted under the
                    -----------------------
     Credit Agreement as in effect on the date hereof without giving effect to any modifications or supplements thereto, or termination thereof, after the date hereof."

          2.12. Section 12.06(b) is amended by deleting the word "repurchase" in the second line thereof.

          2.13. Section 12.06(g) is amended by adding the words "except that Issuer and each Subsidiary may own a percentage of the stock of any Subsidiary not lower than the percentage owned at the effective time of the Merger" at the end thereof.

          2.14. Section 12.06(i) is amended by adding the words "it being recognized that the last day of the fiscal year of United following the Merger need not be changed to December 31 before December 31, 1995".

          2.15. Section 12.08 is amended by adding at the end of the first paragraph the sentence "This Section shall not apply at the time when the Issuer has securities registered under Section 12(b) or 12(g), or is required to file reports under Section 15(d), of the Exchange Act."

          2.16. Section 12.09 is amended by adding at the end thereof the sentence "This Section shall not apply at any time when the Issuer has securities registered under Section 12(b) or 12(g), or is required to file reports under Section 15(d), of the Exchange Act."

          Section 3. Representation and Warranties of Issuer. The Issuer
                     ---------------------------------------
represents and warrants as follows:

          (a) No Breach. The execution, delivery and performance of this
              ---------
Amendment by the Issuer and the Operating Company and the consummation by the Issuer and the Operating Company of the transactions contemplated hereby will not (a) violate the certificate of incorporation or by-laws of the Issuer or the Operating Company, (b) violate any loan or credit agreement to which the Issuer or the Operating Company is a party or is bound, or result in a breach of or default under any other instrument or agreement to which the Issuer or the Operating Company is a party or is bound in a way which could reasonably be expected to have a material adverse effect on (i) the property, business, operations, financial condition, prospects, liabilities, or capitalization of the Issuer and the Subsidiaries taken as a whole, (ii) the ability of either the Issuer or the Operating Company to perform its obligations under this Amendment, the Warrant Agreement, the Warrants, or the Registration Rights Agreement, or
(iii) the validity or enforceability of this Amendment, the Warrant Agreement, the Warrants, or the Registration Rights Agreement, or (iv) the rights and remedies of the Holders under the Warrant Agreement, the Warrants, or the Registration Rights Agreement, (c) violate any judgment, order, injunction, decree, or award against or binding upon the Issuer or the Operating Company,
(d) result in the creation of any material lien upon any of the properties or assets of the Issuer or the Operating Company, or (e) violate any law, rule or regulation relating to the Issuer or the Operating Company.

          (b) Corporate Action. Each of the Issuer and the Operating Company has
              ----------------
all necessary corporate power and authority to execute, deliver, and perform its respective obligations under this Amendment; the execution, delivery and performance by the Issuer and the Operating Company of this Amendment have been duly authorized by all necessary corporate action (including all stockholder action) on the part of the Issuer and the Operating Company, respectively; and this Amendment has been duly executed and delivered by the Issuer and the Operating Company and constitutes the legal, valid, and binding obligations of the Issuer and the Operating Company, enforceable against the Issuer and the Operating Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights of creditors generally as applicable to the Issuer, or in the case of the Operating Company, as applicable to it, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (c)  Capitalization.  The representations in Section 8.14 of the Credit
           --------------
Agreement are complete and correct.

      (d)  Prior Representations and Warranties.  After giving effect to this
           ------------------------------------
Amendment, (i) each of the Issuer and the Operating Company is in compliance with its respective obligations under the Warrant Agreement and the Registration Rights Agreement and (ii) except for the representations made by the Issuer in
Section 3.07 of the Warrant Agreement, all representations and warranties made by the Issuer in Section 3 of the Warrant Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

      Section 4.  Agreement of Operating Company.  The Operating Company hereby
                  ------------------------------
ratifies and confirms all of its obligations under, and remakes as of the date hereof all guaranties and waivers contained in, Section 7.03 of the Warrant Agreement.

      Section 5.  Documents Otherwise Unchanged.  Except as herein provided, the
                  -----------------------------
Warrant Agreement shall remain unchanged and in full force and effect, and each reference to the "Warrant Agreement" and words of similar import in the Warrant Agreement, both as amended hereby, shall be a reference to the Warrant Agreement, as amended hereby, and as the same may be further amended, supplemented, and otherwise modified and in effect from time to time.

      Section 6.  Counterparts.  This Amendment may be executed in any number of
                  ------------
counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

      Section 7.  Expenses.  Without limiting its obligations under Section
                  --------
13.04 of the Warrant Agreement, the Issuer agrees to pay, on demand, all reasonable out-of-pocket costs and expenses of the Holders (including the reasonable fees and disbursements of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Investor) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

      Section 8.  Binding Effect.  This Amendment shall be binding upon and
                  --------------
inure to the benefit of the parties hereto and their respective successors and assigns.

      Section 9.  Governing Law.  This Amendment shall be governed by, and
                  -------------
construed in accordance with, the law of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ASSOCIATED HOLDINGS, INC.                  CHASE MANHATTAN INVESTMENT
                                             HOLDINGS, INC.

By /s/ Daniel H. Bushell                   By
   ------------------------------             ------------------------------
   Name: Daniel H. Bushell,                   Name:
   Title: Chief Financial Officer             Title:

THE LONG-TERM CREDIT BANK OF               WHIRLPOOL FINANCIAL CORPORATION
  JAPAN, LTD., CHICAGO BRANCH

By                                         By /s/ David ^??????^
   ------------------------------             ------------------------------
   Name:                                      Name: David ??????
   Title:                                     Title: VP & Managing Director


ARAB BANKING CORPORATION (B.S.C.)          THE PROVIDENT BANK

By                                         By
   ------------------------------             ------------------------------
   Name:                                      Name:
   Title:                                     Title:

For purposes of Section 4 only:
                ---------

ASSOCIATED STATIONERS, INC.

By /s/ Daniel H. Bushell
   ------------------------------
   Name: Daniel H. Bushell,
   Title: Chief Financial Officer

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ASSOCIATED HOLDINGS, INC.                  CHASE MANHATTAN INVESTMENT
                                             HOLDINGS, INC.

By                                         By /s/ Elliott H. Jones
   ------------------------------             ------------------------------
   Name: Thomas W. Sturgess                   Name: Elliott H. Jones
   Title: Chairman of the Board               Title: Managing Director

THE LONG-TERM CREDIT BANK OF               WHIRLPOOL FINANCIAL CORPORATION
  JAPAN, LTD., CHICAGO BRANCH

By /s/ Brady S. Sadek                      By
   ------------------------------             ------------------------------
   Name: Brady S. Sadek                       Name:
   Title: Vice President & Deputy             Title:
          General Manager

ARAB BANKING CORPORATION (B.S.C.)          THE PROVIDENT BANK

By                                         By
   ------------------------------             ------------------------------
   Name:                                      Name:
   Title:                                     Title:

For purposes of Section 4 only:
                ---------

ASSOCIATED STATIONERS, INC.

By
   ------------------------------
   Name: Thomas W. Sturgess
   Title: Chairman of the Board